PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

          See Note 19 of Notes to Financial Statements regarding litigation involving the Company and certain of its subsidiaries.

          See Note 18 of Notes to Financial Statements regarding environmental proceedings involving the Company and certain of its subsidiaries.

          See also Management's Discussion and Analysis of
          Financial Condition and Results of Operations - Financial
          Condition.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a)  Index of Exhibits

          11.  Computation of earnings per common share.

     (b)  Reports on Form 8-K

          Reports on Form 8-K were filed during the quarter for which this Report is filed as follows:

          (i)  July 1, 1994 - reporting on Item 5 "Other Events".




                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LONE STAR INDUSTRIES, INC.



Date: November 14, 1994           By:    JOHN S. JOHNSON
                                         John S. Johnson
                                         Vice President



Date: November 14, 1994           By:     WILLIAM E. ROBERTS
                                          William E. Roberts
                                       Vice President, Chief
                                       Financial Officer and
                                             Controller